UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
 Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 8, 2013

SKULLCANDY, INC.
(Exact name of registrant as specified in charter)

Delaware	001-35240	56-2362196
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1441 West Ute. Blvd, Suite 250 Park City, Utah	84098
(Address of principal executive offices)	(Zip Code)
(435) 940-1545
(Registrant’s telephone number, including area code):
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
This Current Report on Form 8-K/A (this “Amended Report”) is being filed to correct certain information in Item 5.02 of the Current Report on Form 8-K filed by Skullcandy, Inc. (the “Company”) on May 10, 2013 (the “Original Filing”).
Due to an administrative error, the Original Filing reported that the Compensation Committee of the Company’s Board of Directors approved a grant to Mr. Darling of 310,679 RSUs and an option to purchase 150,943 shares of Company common stock on May 8, 2013, with an aggregate value of $2,000,000 comprised of approximately $1,600,000 in value of RSUs and $400,000 of options. The actual grant approved by the Compensation Committee and contemplated by Mr. Darling’s employment letter (as defined below) had an aggregate value of $2,000,000, but was comprised of approximately $400,000 in value of RSUs and 1,600,000 in value of options. Therefore, Mr. Darling’s actual grant consisted of 77,669 RSUs, measured based on the closing stock price of the Common Stock on NASDAQ on May 8, 2013, and an option to purchase 603,773 shares of Common Stock, measured based on a Black-Scholes value of such options on May 8, 2013. Other than as set forth in this Amended Report, the Original Filing remains accurate in all respects.
Pursuant to Rule 12b-15 of the Securities Exchange Act of 1934, as amended, Item 5.02 of the Original Filing is restated in its entirety below to reflect the corrected equity award amounts. Item 9.01 of the Original Filing is not being amended hereby and thus is not included in this Amended Report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) Compensatory Arrangement of Certain Officers.
On May 8, 2013, the Compensation Committee of the Board of Directors of Skullcandy, Inc. (the “Company”) approved the grant of 77,669 restricted stock units (the “RSUs”) and an option to purchase 603,773 shares (the “Stock Option”) of the Company’s common stock, par value $0.0001 (the “Common Stock”) to Hoby Darling, the Company’s President and Chief Executive Officer. The RSUs and Stock Options were granted pursuant to the terms of Mr. Darling’s employment letter with the Company, dated March 12, 2013 (the “Employment Letter”).
The Stock Option was granted on May 8, 2013 and has an exercise price per share of $5.15, the closing price of the Common Stock on May 8, 2013. The grant date of the RSUs will be the day the Company files a Registration Statement on Form S-8 with respect to the shares underlying the RSUs, which is expected to be the date hereof. The Stock Option and RSUs have a vesting commencement date of March 18, 2013, Mr. Darling’s start date with the Company, and will vest in equal annual increments over a four year period, subject to Mr. Darling’s continued service with the Company through the applicable vesting dates. In addition, the Stock Option will be subject to accelerated vesting in connection with certain qualifying terminations of service, as provided in the Employment Letter.
The RSUs and Stock Option were awarded to Mr. Darling pursuant to the form of the Nonqualified Inducement Stock Option Grant Notice and Stock Option Agreement and form of Inducement Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement, filed by the Company as exhibits to its Registration Statement on Form S-8 on May 10, 2013.
On May 10, 2013, the Company issued a press release announcing the grant of the RSUs and Stock Option to Mr. Darling, a copy of which is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 10, 2014

SKULLCANDY, INC.

By:	/s/ JASON HODELL
Jason Hodell
Chief Financial Officer (Principal Accounting and Financial Officer)